                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A


                         FOR REGISTRATION OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                          ASBURY AUTOMOTIVE GROUP, INC.
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          DELAWARE                                        01-0609375
----------------------------                       -----------------------
(State or other jurisdiction                           (I.R.S. Employer
      of incorporation)                              Identification No.)


            3 LANDMARK SQUARE, SUITE 500, STAMFORD, CONNECTICUT 06901
          -------------------------------------------------------------
               (Address of principal executive offices) (zip code)


                                 (203) 356-4400
          -------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-65998 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                          Name of each exchange on which
to be so registered                          each class is to be registered
-------------------                          ------------------------------

Common Stock, $.01 par value                 New York Stock Exchange



Securities to be registered pursuant to Section 12(g) of the Act:

None

ITEM 1. DESCRIPTION OF SECURITIES TO BE REGISTERED.

      COMMON STOCK, $.01 PAR VALUE

      A description of the Company's Common Stock, par value $0.01 per share, is set forth under "Description of Capital Stock" in the Company's Registration Statement on Form S-1 (Reg. No. 333- 65998), filed with the Securities and Exchange Commission on February 22, 2002, as amended.

ITEM 2. EXHIBITS.

      The securities to be registered are to be listed on the New York Stock Exchange (the "NYSE"), on which no other securities of the Company are listed. Accordingly, the following exhibits are also being filed with the NYSE:

1. The Company's Form of Amended and Restated Certificate of Incorporation (incorporated by reference as Exhibit 3.1 to the Company's Registration Statement on Form S-1, as amended).

2.      The Company's Amended and Restated By-Laws (incorporated by reference as
Exhibit 3.2 to the Company's Registration Statement on Form S-1, as amended).

3.      The Company's 1999 Option Plan (incorporated by reference as
Exhibit 10.1 to the Company's Registration Statement on Form S-1, as amended).

4.      The Company's 2002 Stock Option Plan (incorporated by reference as
Exhibit 10.2 to the Company's Registration Statement on Form S-1, as amended).

5. The Company's Form of Shareholders Agreement between Asbury Automotive Holdings and the stockholders named therein (incorporated by reference as Exhibit 10.11 to the Company's Registration Statement on Form S-1, as amended).

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    ASBURY AUTOMOTIVE GROUP, INC.



Date:  March 8, 2002                By:   /s/ THOMAS F. GILMAN
                                       ------------------------------------
                                       Name: Thomas F. Gilman
                                       Title: Vice President and
                                                Chief Financial Officer



                                        3